Etec Systems, Inc.
                                        26460 Corporate  Avenue
                                        Hayward, CA  94545 USA
                                        (510) 783-9210
                                        Fax (510) 887-2870

August 8, 1993


Ms. Trisha Dohren
1453 Willow Lake Road
Byron, CA  94514

Dear Ms. Dohren:

Etec Systems, Inc. is pleased to present you with this offer of employment to be Vice President of Human Resources. The following summarizes the provisions of Etec's offer:

Position

The position is Vice President of Human Resources with corporate responsibility for all activities normally covered by the human resource function. Your responsibilities would include employee relations, staffing, salary administration, stock administration, employee benefits, training and development, and employee safety and health. In addition, you will initially be responsible for security and corporate facilities. As a member of the Etec corporate staff you will report directly to Stephen E. Cooper, President and Chief Executive Officer.

Compensation

Your starting salary will be $3076.92 biweekly ($80,000 annualized). During your first three months of employment you will be responsible for drafting a performance based key employee bonus plan to be submitted to the Board of Directors for their approval at their December 7, 1993 meeting. It is intended that you will participate in this plan together with the other key members of the corporate staff.

Stock

Subject to Board of Directors approval, you will receive an option through the Employee Stock Option Plan to purchase 20,000 shares of Etec common stock at $.45 per share, which will vest over a three year period beginning with your employment date.

Termination of Employment

Should your employment with Etec Systems, Inc. be terminated by the company for other than cause, you will be entitled to thirteen weeks
(13) salary continuance following the termination date.


Benefits

You qualify for our standard employee benefits of insurance and our 401K Program, details of which are provided under separate cover. As a Vice President you will be entitled to four weeks vacation per calendar year with the first year calculated on a pro rata basis.

Your appointment as a vice president and the terms of your stock offer are subject to Board of Directors approval and will be addressed at the September 8, 1993 board meeting.

I believe you will agree that your employment with Etec will provide an excellent opportunity for both professional and personal satisfaction and growth. I look forward to your joining the team and helping Etec become the worldwide leader in providing pattern generation solutions to the electronics industry.

This offer is valid until August 23, 1993. If you have any questions regarding this offer, please do not hesitate to contact me. To accept this offer please return one copy signed and dated.

Very truly yours,

/s/ Steven E. Cooper

Stephen E. Cooper
President and CEO

Accepted:         /s/ Trisha Dohren             Date:         8/19/93
                  -----------------                         ---------
                  Trisha Dohren


My start date will be:          8/30/93
                                -------

                                     Etec Systems, Inc.
                                     Hayward, CA 94545 USA
                                     (510) 783-9210
                                     Fax (510) 887-2870


July 28, 1995



Ms. Trisha Dohren
1453 Willow Lake Road
Byron, CA  94514

Re:  Employment Offer Letter dated August 8, 1993

Dear Trisha:

Per our discussion following the offer and acceptance of employment by Phil Koen, the paragraph Termination of Employment in my letter of August 8, 1993 is amended to read as follows:

" Should your employment with Etec Systems, Inc. be terminated by the company for other than cause, you will be entitled to twenty six (26) weeks salary continuance following the termination date."

Please acknowledge this correction by signing below and attaching a copy to the original letter.

Best regards,

/s/ Stephen E. Cooper

Stephen E Cooper
Chairman,
President and CEO

SEC/mhr

                Accepted by: /s/  Trisha Dohren    7/28/95
                                 -------------     -------
                                  Trisha Dohren      Date